Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

XTREME LINK, INC.

This is to certify that____________________________________ is the owner of ___________________  fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed.

In Witness Whereof,the company has caused this certificate to be executed by its duly authorized management this ______________ day of _______ 2007.